                                                                       EX-10.(c)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 18th of October, 1995, by and among EDNET, INC., formerly AP Office Equipment, Inc., a Colorado corporation (hereinafter referred to as "Buyer"); and David Haynes, Jim and Jane Isomoto, John Wheeler, Julie Creighton, Tadao and Ann Isomoto, LucasArts Entertainment Co., Marianne Nishifue and Josh Piagentini, Mary Nishifue, Steven Berman, and the Takashi and Mutsuyo Kobayashi Trust dated April 27, 1988 (hereinafter collectively referred to as "Seller"), being the remaining stockholders of Entertainment Digital Network, a California corporation (the "Company"), other than Buyer.

         WHEREAS, Seller is the owner of record and beneficially owns Two Hundred Seventy Eight Thousand Five Hundred Fifty Four (278,554) shares of the issued and outstanding shares of Common Stock of the Company (the "Shares"); and

         WHEREAS, on September 25, 1995, Buyer, the Company and the seven primary stockholders of the Company entered into a Stock Purchase Agreement (the "First Agreement") whereby Buyer purchased from those stockholders all shares of Common and Preferred Stock of the Company which they owned on the terms and conditions set forth in the First Agreement; and

         WHEREAS, one of the conditions to the consummation of the First Agreement was that Buyer would offer to purchase from the remaining holders of the shares of the Common Stock of the Company all such shares they owned after the closing of the First Agreement; and

         WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       I.

                         SALE AND PURCHASE OF THE SHARES

         1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto. Each purchase and sale of shares between Buyer and a member of the Seller shall be deemed a separate transaction, and the consummation of any purchase and sale of Shares between Buyer and any member of Seller shall not be conditioned upon or subject to the

                                       1.

consummation of the purchase and sale of Shares between Buyer and any other member of Seller.

         1.2 CLOSING. The purchase shall be consummated at a closing ("Closing") to take place at 11:00 o'clock a.m., at the offices of Buyer's counsel on October __, 1995 ("Closing Date").

         1.3 PURCHASE PRICE. The aggregate purchase price ("Purchase Price") for the Shares shall be 243,720 shares of Common Stock of the Buyer ("Buyer's Shares"). This portion of the Purchase Price shall be paid at Closing, by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

         1.4 ALLOCATION OF SHARES. All shares of stock of Buyer to be issued to Seller pursuant to this Agreement shall be issued to the respective Sellers in proportion to their respective ownership of stock of the Company as described in Exhibit "A" hereto.

         1.5 OTHER AGREEMENTS. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

                  (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Seller to Buyer, copies of which are attached hereto as Exhibit "B".

         1.6 BASIC AGREEMENTS AND TRANSACTIONS DEFINED. This Agreement and other agreement listed in paragraph 1.5, are sometimes referred to as the "Basic Agreements". The transactions contemplated by the Basic Agreements are sometimes referred to as the "Transactions".

                                       II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Each member of Seller represents and warrants to Buyer, with respect to the Shares owned by Seller, as follows:

                  (a) TITLE TO THE SHARES. At Closing, Seller shall own of record and beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with right and lawful authority to transfer the Shares to Buyer. No person has any preemptive fights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

                                       2.

                  (b) INVESTMENT INTENT. Seller is acquiring the shares of Buyer for his or her own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing the same. Seller understands the specific risks related to an investment in the shares of Buyer, especially as it relates to the financial performance of Buyer.

                  (c) DISCLOSURE STATEMENT. Seller has received and carefully reviewed the Joint Disclosure Statement dated September 20, 1995 (the "Disclosure Statement") relating to the transactions.

         2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                  (a) ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Colorado. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Company. The Certificate of Incorporation and the Bylaws of Buyer presently provide that the number of members of the Board of Directors shall be six (6).

                  (b) AUTHORIZED CAPITALIZATION. The authorized capitalization of Buyer consists of 25,000,000 shares of .001 par value Common Stock, of which Three Million Five Hundred Twenty Three Thousand Three Hundred Eighteen (3,523,318) shares have been issued and are outstanding (after giving effect to a one for three reverse stock split). Buyer's Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Buyer in compliance with all applicable state and federal laws. Except as set forth in Exhibit "C" attached hereto or in the Disclosure Statement, Buyer does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Except as set forth in Exhibit "D attached hereto, Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, Buyer's income, profits or assets, or obligating Buyer to distribute any portion of its income, profits or assets.

                  (c) AUTHORITY. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement

                                       3.

by which Buyer is a party or by which Buyer or any of its material properties or assets are bound or affected.

                  (d) INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                  (e) BUYER'S FINANCIAL STATEMENTS. Buyer's Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of Buyer as of June 30, 1995.

                  (f) NO UNDISCLOSED LIABILITIES. Except as set forth in Buyer's Financial Statements previously delivered to the Company, Buyer is not aware of any material liabilities for which it is liable or will become liable in the future.

                  (g) MATERIAL CONTRACTS. Buyer has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of Buyer.

                  (h) NO LITIGATION. There are no actions, suits, claims, complaints or proceedings pending or threatened against Buyer, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to the Company, would have a material adverse effect on the Company. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to Buyer or any of its assets.

                  (i) DISCLOSURE STATEMENT. The information in the Disclosure Statement is true and correct in all material respects and contains no misstatements or omissions of material fact.

                  (j) NO OPERATIONS. Except for its ownership interest in the Company, Buyer does not currently have any business operations or material assets.

                                      III.

                                    COVENANTS

         3.1 COVENANTS OF BUYER. Buyer covenants and agrees to perform the following acts:

                  (a) CONSENTS. Buyer will use its best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation

                                       4.

of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                       IV.

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE

         The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

         4.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

         4.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         4.3 DOCUMENTS TO BE DELIVERED BY SELLER. Seller shall have delivered the following documents:

                  (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "B".

                  (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                       V.

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER TO CLOSE

         The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

         5.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same

                                       5.

force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

         5.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         5.3 OTHER AGREEMENTS. Buyer shall have executed and delivered the Basic Agreements.

         5.4 PAYMENTS. Seller shall have received from Buyer all Common Stock to be issued at the Closing by Buyer pursuant to all the Basic Agreements.

                                       VI.

                 MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

         6.1 MODIFICATION. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

         6.2 WAIVERS. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

         6.3 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

                  (a)      By the mutual consent of Seller and Buyer;

                  (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall have not have been satisfied, in all material respects; or

                  (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

         Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                                       6.

                                      VII.

                                  MISCELLANEOUS

         7.1 REPRESENTATIONS AND WARRANTIES TO SURVIVE. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

         7.2 BINDING EFFECT OF THE BASIC AGREEMENTS. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives. successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns. Whenever Seller is authorized to act hereunder, any action authorized by members of Seller holding a majority of the Shares shall be deemed the act of and binding on all members of Seller.

         7.3 APPLICABLE LAW. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of California.

         7.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

                  (a)      If to Seller, to:

                                    each individual member of Seller, whose
                                    names and addresses are listed on Exhibit E attached hereto.

                  (b)      If to Buyer, to:

                                    EDnet, Inc.

                                    ATTN: Tom Kobayashi, President & CEO

                                    One Union Street

                                    San Francisco, CA 94111

                                    Telephone: (415) 274-8800
                                    Fax: (415) 274-8801

         These addresses may be changed from time to time by written notice to the other parties.

                                       7.

         7.5 HEADINGS. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         7.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         7.7 SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

         7.8 FORBEARANCE; WAIVER. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

         7.9 ATTORNEYS' FEES AND EXPENSES. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

         7.10 EXPENSES. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

         7.11 EXHIBITS. All of the following Exhibits to this Agreement are incorporated herein in the places referenced in this Agreement as if fully set forth herein:

EXHIBIT       REFERENCE    ITEM

A             1.1          List of Shares of Common Stock of the Company Owned by Seller
B             1.5(a)       Stock Certificates and Stock Powers
C             2.2(b)       List of Existing Agreements Obligating Buyer to Issue Common
                           Stock
D             2.2(b)       List of Existing Agreements Obligating Buyer to Distribute Assets,
                                   Income or Profits
E             7.4(a)       List of Names and Addresses of Members of Seller

         7.12 INTEGRATION. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation

                                       8.

in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

                                           "BUYER"

                                           EDNET, INC.


                                           /s/ Tom Kobayashi
                                           --------------------------
                                           Tom Kobayashi, President

"SELLER"

/s/David Haynes                            /s/John Wheeler
----------------------------               ----------------------------------
David Haynes                               John Wheeler

/s/Julie Creighton                         /s/Mary Nishifue
----------------------------               ----------------------------------
Julie Creighton                            Mary Nishifue

Takashi and Mutsuyo Trust dated            /s/Marianne Nishifue, /s/ Joseph Piagentini
April 27, 1988                             -------------------------------------------
By: /s/ Mutsuyo Kobayashi, Trustee         Marianne Nishifue and Joseph Piagentini
    ------------------------------         as Tenants in Common

/s/ Tadao Isomoto, /s/ Anne Isomoto        /s/Steven Berman
-----------------------------------        ----------------
Tadao and Anne Isomoto as                  Steven Berman
Tenants in Common

Lucas Digital ltd..

By:/s/Michael J. Biber                     /s/James Isomoto, /s/Jane Isomoto
   ----------------------------            ----------------------------------
    Michael J. Biber                       Jim and Jane Isomoto as Tenants in Common

                                       9.